Exhibit 99.1

FOR IMMEDIATE RELEASE

JANUARY 19, 2016

Contact:                                                Jill McMillan, Vice President of Communications and Investor Relations

Phone: 214-721-9271

Jill.McMillan@enlink.com

ENLINK MIDSTREAM TO HOST FOURTH QUARTER AND FULL YEAR 2015
EARNINGS AND 2016 GUIDANCE CONFERENCE CALL ON FEBRUARY 17

DALLAS, JANUARY 19, 2016 — EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Master Limited Partnership) will hold a conference call to discuss fourth quarter and full year 2015 financial results and 2016 guidance on Wednesday, February 17, 2016, at 9 a.m. Central time. EnLink will post an operations report to its website at www.enlink.com before market open on February 17.

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10079411 where they will receive their dial-in information upon completion of preregistration.

Interested parties can access an archived replay of the call on the Investors page of EnLink Midstream’s website at www.EnLink.com.

About the EnLink Midstream Companies

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, the STACK, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale, and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include over 9,700 miles of gathering and transportation pipelines, 19 processing plants with 3.8 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet, and equity investments in certain private midstream companies. Additional information about the EnLink Midstream companies can be found at www.EnLink.com.

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